Exhibit 5.2

126 East King Street

Lancaster, PA 17602-2893

Tel 717-299-5201 Fax 717-291-4660

www.barley.com

July 30, 2014

Fulton Financial Corporation

One Penn Square

P.O. Box 4887

Lancaster, Pennsylvania 17604

Re: Fulton Financial Corporation/Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Pennsylvania counsel to Fulton Financial Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Act”), relating to the registration of various securities (the “Securities”), including:

(i) debt securities of the Company (“Debt Securities”), to be issued under an indenture (the “Indenture”), each between the Company and a trustee to be identified in the applicable agreement (the “Trustee”);

(ii) preferred stock of the Company (the “Preferred Stock”);

(iii) depositary shares of the Company (“Depositary Shares”), to be issued under one or more deposit agreements (each, a “Deposit Agreement”) among the Company, a bank or trust company named therein (each, a “Depositary”) and the holders from time to time of depositary receipts issued thereunder;

(iv) common stock of the Company (the “Common Stock”);

(v) warrants of the Company representing the right to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”) to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”);

(vi) purchase contracts of the Company (“Purchase Contracts”) obligating holders to purchase from the Company, and the Company to sell to the holders, a specified principal amount of Debt Securities, Common Stock (and any related Preferred Stock, Warrants, or any of the other securities that the Company may sell under the Registration Statement from time to time, to be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”);

(vii) units of the Company (“Units”) consisting of any combination of two or more of Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants or Purchase Contracts, to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Act.

The Warrant Agreement, Purchase Contract Agreement, Unit Agreement and Deposit Agreement are referred to herein as the “Securities Agreements”).

In our capacity as counsel to the Company in the connection referred to above, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Articles of Incorporation of the Company, as amended to date (the “Charter”), (b) the Bylaws of the Company, as amended to date (the “Bylaws”), (c) resolutions of the Board of Directors, (d) the Registration Statement, and (e) certain corporate records of the Company, including portions of minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions set forth below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

In connection with this opinion, we have assumed that:

(a) prior to the time of the offer, sale or delivery of any Securities, the Registration Statement and any amendments thereto will have become effective under the Securities Act and such effectiveness shall not have been terminated, rescinded or suspended;

(b) prior to, at or after the time of the offer, sale or delivery of any Securities, a prospectus supplement will, in accordance with the applicable requirements of the Securities Act and the rules and regulations thereunder, have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner consistent with the plan of distribution set forth in the Registration Statement and the applicable prospectus supplement;

(d) no Debt Securities or Warrants will include any provision that is unenforceable;

(e) in the case of shares of Common Stock or Preferred Stock or Securities which provide for the issuance of such shares upon conversion, exchange, redemption or exercise, at the time of the issuance thereof, there will be a sufficient number of shares of Common Stock or Preferred Stock authorized under the Charter and not otherwise issued or reserved for issuance, and the purchase price for such shares payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares;

(f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being issued by the Company will have been duly authorized by the Company and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(g) neither the terms of the Securities to be established after the date hereof or of any agreement or instrument to be entered into or filed by the Company in connection with such Securities (including, but not limited to, any supplemental indenture relating to any series of Debt Securities, any Certificate of Designation or any Securities Agreement) nor the performance by the Company of its obligations in respect of any such Securities or under any such agreement or instrument will violate any applicable law or public policy or result in a breach or violation of any provision of agreement or instrument binding upon the Company or of any restriction imposed by any court or government body having jurisdiction over the Company;

(h) in the case of Debt Securities:

(i) an indenture will have been duly authorized, executed and delivered by the Company and the Trustee;

(ii) in accordance with the terms of the Indenture, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities;

(iii) the Indenture and the Trustee will have become qualified under the Trust Indenture Act of 1939, as amended; and

(iv) forms of Debt Securities complying with the terms of the Indenture and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

(i) any Securities Agreements and any Indenture or supplement thereto will be governed by the laws of the State of New York; and

(j) there shall not have occurred any change in law affecting the validity or enforceability of any Securities.

Further, in rendering this opinion, we express no view as to:

(1) the enforceability of any waiver of rights under any usury or stay law;

(2) the validity, legally binding effect or enforceability of any provision of the Indenture or any Certificate of Designation or Warrant Agreement or any other provision applicable to any Securities that requires or relates to adjustments to the conversion or exercise price of any Securities at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture; or

(3) the validity, legally binding effect or enforceability of any provision that permits holders of Securities to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

Our opinions set forth in paragraphs 1, 5, 6 and 7, below, are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. In addition, we express no opinion as to the validity, legally binding effect or enforceability of provisions relating to (i) the waiver of rights and defenses, (ii) the separability or severability of provisions of any of the Securities Agreements or (iii) choice of law or forum selection.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When the specific terms of a particular series of Preferred Stock and the issuance and sale of shares of such series have been duly authorized by the Board, including through approval by the Board of the Certificate of Designation relating to such series, the Certificate of Designation for such series has been filed in the Pennsylvania Department of State, Bureau of Corporations and Charitable Organizations: Corporations Section, certificates evidencing such shares have been duly executed, countersigned and registered by the Company or its transfer agent, as applicable, and such shares have been duly issued in accordance with the Certificate of Designation and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, such shares of Preferred Stock will have been duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and nonassessable.

3. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the related Common Stock or Preferred Stock, the terms of the offering thereof and related matters by the Board, (b) the due execution, issuance and delivery, as applicable, of the Depositary Shares to the Depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares against deposit of the Common Stock or Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement (and, in the case of shares of Depositary Shares issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), the depositary receipts evidencing the Depositary Shares will constitute valid evidence of interests in the related Common Stock or Preferred Stock and will entitle the holders thereof to the rights specified in the Deposit Agreement.

4. When the issuance and sale of any shares of Common Stock have been duly authorized by the Board, certificates evidencing such shares have been duly executed, countersigned and registered by the Company or its transfer agent, as applicable, and such shares have been duly issued in accordance with any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, such shares of Common Stock will have been duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and nonassessable.

5. When the Warrant Agreement to be entered into in connection with any particular Warrants has been duly authorized and validly executed and delivered by the Company and the Warrant Agent, the specific terms of such Warrants and the issuance and sale thereof have been duly authorized by the Board, and such Warrants have been duly executed, issued and delivered in accordance with the Warrant Agreement and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such Warrants against payment therefor, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of the Purchase Contracts and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7. With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Units and (2) the issuance and terms of the related Securities that are components of the Units, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Designations with respect to any Preferred Stock that is a component of the Units and (c) the due execution, authentication, countersignature, issuance and delivery, as applicable, of (1) the Units, (2) the Units Agreement and (3) the other Securities that are components of the Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are limited in all respects to matters of applicable Pennsylvania law, as such laws presently exist and to the facts as they presently exist. Insofar as the opinions expressed above relate to matters that are governed by the federal law or the laws of the State of New York, we have relied upon the opinion, including the limitations and qualifications set forth therein, of even date herewith of Sullivan & Cromwell, special counsel to the Company, as evidenced by the opinion of such firm to be filed with the Registration Statement and the consent contained in such opinion to the statements made in the Registration Statement with regard to such firm. No opinion is expressed herein as to any matters governed by the law of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission thereunder or Item 509 of Regulation S-K.

Very truly yours

/s/ Barley Snyder LLP
Barley Snyder LLP